Exhibit 10.7

Execution version

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is made by Jamex Marketing, LLC, a Louisiana limited liability company (“Company”), Jamex, LLC, a Delaware limited liability company (“Jamex Parent”), Jamex Unitholder, LLC, a Delaware limited liability company (“Jamex Unitholder”), Jamex Transfer Holdings, LLC, a Texas limited liability company (“Transfer Holdings”), Jamex Transfer Services, LLC, a Louisiana limited liability company (“Transfer Services”), and Jamex Administrative Services, LLC, a Louisiana limited liability company (“Administrative Services” and, together with Company, Jamex Parent, Jamex Unitholder, Transfer Holdings and Transfer Services, the “Grantors”), in favor of Ferrellgas, L.P. (“Ferrellgas”), as collateral agent for itself in such capacity and for the benefit of the Holder (under and as defined in the Term Note defined below), and the Noteholder (under and as defined in the Revolving Note defined below) (Ferrellgas, in its capacity as collateral agent, the “Secured Party”).

Company and Bridger Logistics, LLC, a Louisiana limited liability company (“Bridger”) (as the initial Holder), have, in connection with the execution and delivery of this Agreement, entered into that certain Secured Promissory Note in the original aggregate principal amount of $49,500,000, dated as of the date hereof (together with all amendments and supplements thereto, all substitutions and replacements thereof, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time, the “Term Note”).

Company and Ferrellgas (as the initial Noteholder) have, in connection with the execution and delivery of this Agreement, entered into that certain Secured Revolving Promissory Note in the original aggregate principal amount of up to $5,000,000, dated as of the date hereof (together with all amendments and supplements thereto, all substitutions and replacements thereof, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time. the “Revolving Note” and, together with the Term Note, the “Notes”).

Each Grantor (other than the Company) is party to that certain Guaranty Agreement, dated as of the date hereof (as defined in each of the Term Note and the Revolving Note and used herein, the “Combined Guaranty”), pursuant to which such Grantors agree to guarantee, on a joint and several basis, the Guaranteed Obligations (as defined therein).  Each Grantor from time to time party hereto will derive substantial benefits from the extension of credit to the Company pursuant to the Notes and are willing to execute and deliver this Agreement and each other Loan Document pursuant to which any Grantor grants, or provides for the perfection of, any Collateral, in order to induce the Combined Holders, respectively, to extend and maintain such credit.

Concurrently with the execution and delivery of this Agreement, Jamex Unitholder, Secured Party, as collateral agent for the benefit of Bridger and Ferrellgas, and Morgan Stanley Smith Barney LLC (the “Securities Intermediary”), have executed and delivered that certain Control Agreement with respect to Account Number [omitted] custodied by and carried on the books of the Securities Intermediary (such account, the “Specified Account”), dated as of the date hereof (the “Securities Control Agreement”).

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and Secured Party hereby agree as follows:

ARTICLE 1.  DEFINITIONS.

Section 1.1.  Certain Definitions.  Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the applicable Note or in Article 8 or 9 of the Uniform Commercial Code, in each case, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the Uniform Commercial Code).  The following terms shall have the following meanings:

“Event of Default” means (i) an “Event of Default” as such term is defined in the Term Note and (ii) an “Event of Default” as such term is defined in the Revolving Note.

“Excepted Liens” shall have the meaning assigned to such term in the Term Note.

“Excluded Assets” means

(a)         all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution and all cash, money, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing,

(b)         all Third-Party Facility Collateral,

(c)          all property and assets of the Grantors secured by a Lien in respect of any Indebtedness in the form of the Portfolio Loans,

(d)         any leasehold interests in real property and fee-owned real property,

(e)          any Commercial Tort Claim having a fair market value (as reasonably determined by Company) of less than $500,000,

(f)           assets owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien in respect of any Attributable Indebtedness, which Indebtedness is permitted to be incurred pursuant to the provisions of the Notes if and to the extent that the contract or other agreement pursuant to which such Lien is granted (or the documentation relating thereto) validly prohibits the creation of any other Lien on such asset,

(g)          General Intangibles or other rights of a Grantor arising under any contract, lease, instrument, license, agreement or other document or any Intellectual Property subject thereto to the extent that and only for so long as the grant of a security interest therein would:

(i)             constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor in, such rights in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty),

(ii)          result in a breach, termination (or a right of termination) or default under any such contract, lease, instrument, license, agreement or other document or

(iii)       permit any third party to amend any rights, benefits and/or obligations of the relevant Grantor in respect of such the relevant asset or permit such third party to require any Grantor or any Subsidiary of Company to take any action materially adverse to the interests of such Subsidiary or Grantor (as determined by Company in good faith);

provided, however, that the limitation set forth in this clause (g) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable Law or principles of equity and provided, further, that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing the conditions in subclauses (i), (ii) and (iii) of this clause (g) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other document or intellectual property subject thereto shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document or intellectual property subject thereto, or to the extent severable,  to any portion thereof that does not result in any of the conditions in subclauses (i) through (iii) above;

(h)         any assets to the extent and for so long as the granting of a security interest therein (A) would require any governmental consent, approval, license or authorization, in each case, which has not otherwise been obtained, or (B) is prohibited by law (and such prohibition is not rendered ineffective by the Uniform Commercial Code of any relevant jurisdiction or other applicable law);

(i)             any equity interests constituting margin stock (as defined in Regulation U) (other than the Common Units); and

(j)            any voting stock of any direct subsidiary of a Grantor that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a “CFC”)) in excess of 65% of the total combined voting power of all classes of stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations).

“First Priority” means, with respect to any Lien and security interest purported to be created in any Collateral pursuant to this Agreement, such Lien and security interest is the most senior Lien to which such Collateral is subject (subject only to Liens permitted by Section 3.3 of the Term Note).

“Lenders” means Bridger and Ferrellgas.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Pledged Securities” means, to the extent constituting Collateral hereunder, collectively, (a) all issued and outstanding equity interests of any issuer that are owned by a Grantor and (b) all additional equity interests of any issuer issued to, held or beneficially owned by, or from time to time acquired by, such Grantor, including Common Units, and, in the case of each of clause (a) and (b), all options, warrants, rights, agreements and additional equity interests of whatever class of any such issuer from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers relating thereto, and the certificates, instruments and agreements representing such equity interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such equity interests, from time to time acquired by such Grantor in any manner.

“Third-Party Facility Collateral” means all right, title and interest of each Grantor in the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or Proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation Proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(a)         all Accounts, but for purposes of this clause (a) excluding rights to payment for any property which specifically constitutes Collateral hereunder which has been or is to be sold, leased, licensed, assigned or otherwise disposed of; provided, however, that, for the avoidance of doubt, all rights to payment arising from any sale of Inventory shall constitute Third-Party Facility Priority Collateral;

(b)         all Chattel Paper;

(c)          all Inventory;

(d)         without duplication, all Securities, all Security Entitlements and all Securities Accounts (in each case, other than the Common Units, the Specified Account, all Securities, all Security Entitlements, all monies and other investments held in the Specified Account or credited to the Specified Account);

(e)          to the extent evidencing or governing any of the items referred to in the preceding clauses (a) through (d), all General Intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), Letter-of-Credit Rights, Instruments and Documents; provided that to the extent any of the foregoing also relates to the Collateral, only that portion related to the items referred to in the preceding clauses (a) through (d) as being included in the Third-Party Facility Collateral shall be Third-Party Facility Collateral for purposes herein;

(f)           to the extent relating to any of the items referred to in the preceding clauses (a) through (d), all insurance; provided that to the extent any of the foregoing also relates to the Collateral only that portion related to the items referred to in the preceding clauses (a) through (d) as being included in the Third-Party Facility Collateral shall be Third-Party Facility Collateral for purposes herein;

(g)          to the extent relating to any of the items referred to in the preceding clauses (a) through (d), all Supporting Obligations; provided that to the extent any of the foregoing also relates to the Collateral only that portion related to the items referred to in the preceding clauses (a) through (d) as being included in the Third-Party Facility Collateral shall be Third-Party Facility Collateral for purposes herein;

(h)         to the extent relating to any of the items referred to in the preceding clauses (a) through (f), all Commercial Tort Claims; provided that to the extent any of the foregoing also relates to the Collateral only that portion related to the items referred to in the preceding clauses (a) through (d) as being included in the Third-Party Facility Collateral shall be Third-Party Facility Collateral for purposes herein;

(i)             all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(j)            all cash Proceeds and, solely to the extent not otherwise constituting Collateral, non-cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance Proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing;

provided, however that (i) if Collateral of any type is received in exchange for Third-Party Facility Collateral in accordance with the terms of the documentation governing such facility, such Collateral will be treated as Third-Party Facility Collateral and (ii) if Collateral of any type is received in exchange for Collateral in accordance with the terms of either Note, such Collateral will be treated as Collateral.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of Texas or any other state the Laws of which are required to be applied in connection with the creation or perfection of security interests.

ARTICLE 2.  SECURITY INTEREST.

Section 2.1.  Grant of Security Interest.  In order to secure the Indebtedness and all other obligations evidenced by, or pursuant to, each of the Notes and the other loan documentation related thereto (collectively, the “Combined Note Documents”), all interest thereon, and all other fees and expenses related to the loans evidenced by and all other obligations under each of the Combined Note Documents, including all costs and expenses incurred by Secured Party in the collection of the foregoing (the “Secured Obligations”), each Grantor hereby pledges and grants to Secured Party, as collateral agent for the Lenders, security interest in favor of Secured Party for the benefit of the Lenders, in and to all of its right, title and interest in, and to, the following property and assets, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)         all Accounts;

(b)         all Equipment, Goods and Fixtures;

(c)          all Documents and Instruments;

(d)         all letters of credit and Letter-of-Credit Rights;

(e)          all Pledged Securities;

(f)           all Investment Property;

(g)          all General Intangibles;

(h)         all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Collateral and any general intangibles at any time evidencing or relating to any of the foregoing; and

(i)             to the extent not covered by clauses (a) through (h) above, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (i) above, the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any

Excluded Assets; provided that, if any Excluded Assets would have otherwise constituted Collateral, when such property shall cease to be Excluded Assets, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

Section 2.2.  Filings.  Each Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by Law.  Each Grantor agrees to provide all information required by Secured Party pursuant to this Section promptly to Secured Party upon request.

Section 2.3.  Further Assurances.  Each Grantor agrees that at any time and from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

Section 2.4.  Covenants Regarding Collateral.

(a)                                 No Grantor will, without providing at least 30 days’ prior written notice to Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number (if applicable in such Grantor’s jurisdiction of organization).  Each Grantor will, prior to any change described in the preceding sentence, take all actions requested by Secured Party to maintain the perfection and priority of Secured Party’s security interest in the Collateral.

(b)                                 [Reserved.]

(c)                                  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Liens on such Collateral permitted by Section 3.3 of the Term Note that have priority over or are pari passu with the Secured Party’s lien) and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien that is not permitted by Section 3.3 of the Term Note.

(d)                                 With respect to Pledged Securities:

(i)                         So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms or purposes hereof or any other Loan Document; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected materially and adversely affect Secured Party’s or the Lenders’ rights under the Loan Documents.

(ii)                      All cash distributions which are received by any Grantor in respect of the Pledged Securities constituting Collateral held in the Specified Account, shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall promptly (but in any event within two Business Days after receipt thereof by such Grantor) be credited to, or deposited in, the Specified Account.

(iii)                   Upon the occurrence and during the continuation of an Event of Default, all cash distributions which are received by any Grantor in respect of the Pledged Securities constituting Collateral, shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall promptly (but in any event within two Business Days after receipt thereof by such Grantor) be paid over to Secured Party to apply to the outstanding Secured Obligations, in its discretion.

(iv)                  No Grantor shall close the Specified Account or, except as permitted by the Combined Note Documents, transfer any Collateral held therein or credited thereto without (i) obtaining the prior written consent of Secured Party and (ii) entering into such agreements as Secured Party may in its sole discretion require to ensure the continued priority and perfection of its Lien on such Collateral.

(v)                     Notwithstanding anything to the contrary in the Securities Control Agreement, to the extent that any Grantor sells any Pledged Securities in the Specified Account, such Grantor will not (and will not instruct the Securities Intermediary to) reinvest the proceeds of such sale in anything other than cash and cash equivalents.

Section 2.5.  Power of Attorney. Each Grantor hereby appoints Secured Party such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time solely during the continuance of an Event of Default in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this ARTICLE 2.  (but Secured Party shall not be obligated to and shall have no liability to such Grantor or any third party for failure to do so or take action).  This appointment, being coupled with an interest, shall be irrevocable until payment in full of the obligations (other than contingent indemnification obligations for which no claim has been made) under the Combined Note Documents.  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

Section 2.6.  Remedies.

(a)                                 If any Event of Default shall have occurred and be continuing, Secured Party, without any other notice to or demand upon any Grantor, but subject to Section 2.6(e),

may assert all rights and remedies of a secured party under the UCC or other applicable Law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral.  If notice prior to disposition of the Collateral or any portion thereof is required under applicable Law, written notice mailed to the Grantor at its notice address as provided on the signature page hereto hereof ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient.  So long as the sale of the Collateral is made in a commercially reasonable manner, Secured Party may sell such Collateral on such terms and to such purchaser(s) as Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable Law.  Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar collateral property.  At any sale of the Collateral, if permitted by applicable Law, Secured Party or any Lender may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale.  To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against Secured Party or either Lender arising out of the exercise by it of any rights hereunder.  Each Grantor hereby waives and releases to the fullest extent permitted by Law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise.  At any such sale, unless prohibited by applicable Law, Secured Party or either Lender or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither Secured Party or either Lender nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.  Each Grantor agrees that it would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b)                                 Except as set forth in Section 2.4(d)(ii), if any Event of Default shall have occurred and be continuing, any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as Secured Party shall elect.  Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.  Each

Grantor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Secured Party to collect such deficiency.

(c)                                  If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Article 2, each Grantor agrees that, upon request of Secured Party, such Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

(d)                                 In the event that Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Entity or any other Person therefor, then, upon the request of Secured Party, such Grantor agrees to use its commercially reasonable efforts to assist Secured Party in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

(e)                                  Notwithstanding anything to the contrary herein, except with respect to an Event of Default listed in subsection (d) of the definition of such term in the Term Note , Secured Party agrees not to exercise any rights with respect to the Common Units for a period of 90 days after the applicable Event of Default shall have occurred..

(f)                                   In the event that the proceeds of any insurance claim are paid to any Grantor after Secured Party has exercised its right to foreclose on all or any part of the Collateral during the existence of an Event of Default, such proceeds shall be held in trust for the benefit of Secured Party and immediately after receipt thereof shall be paid to Secured Party for application in accordance with the Loan Documents.

Section 2.7.  Continuing Security Interest; Further Actions.  This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made), (b) be binding upon each Grantor, its permitted successors and assigns, and (c) inure to the benefit of Secured Party and its permitted successors and assigns in such capacity, as set forth in the following sentence.  Without limiting the generality of the foregoing clause (c), any assignee (other than any collateral assignee) of Secured Party’s interest in, or to, any Combined Note Documents shall, upon assignment, become vested with all the benefits granted to Secured Party, in such capacity, herein with respect to such Secured Obligations.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE GRANTORS.

The Grantors hereby represent and warrant, jointly and severally, to Secured Party and the Lenders as follows:

Section 3.1.  Valid Existence. Each of Company, Transfer Services and Administrative Services is a limited liability company duly formed, validly existing, and in good standing under the Laws of the state of Louisiana.  Each of Jamex Parent and Jamex Unitholder is a limited liability company duly formed, validly existing, and in good standing under the Laws of the state of Delaware.  Transfer Holdings is a limited liability company duly formed, validly existing, and in good standing under the Laws of the state of Texas.  Each Grantor has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.  All material consents, approvals, authorizations and orders necessary for the execution, delivery, and performance by such Grantor of this Security Agreement have been obtained other than filings necessary to perfect the Liens on the Collateral.

Section 3.2.  Due Authorization. This Agreement has been duly authorized, executed, and delivered by each Grantor and constitutes a valid and binding obligation of each such Grantor, enforceable against each such Grantor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 3.3.  No Conflicts.  The execution, delivery, and performance by each Grantor of this Agreement will not (i) result in the violation of the provisions of the organizational documents of such Grantor, (ii) violate any provision of any existing material Law applicable to such Grantor or (iii) conflict with, result in any breach of, constitute a default under, or result in the creation or imposition of any Lien upon any of such Grantor’s Collateral pursuant to (A) any order, judgment, award, or decree of any Governmental Entity to which such Grantor is a party or by which such Grantor may be bound or to which any of the Collateral is subject or (B) any material Contract to which such Grantor is a party or by which such Grantor may be bound or to which any of the Collateral is subject except, in the cases of subsections (ii) and (iii), for such violations, conflicts, breaches, or defaults as would not, individually or in the aggregate, reasonably be expected to prevent such Grantor from performing its obligations under either of the Notes and this Agreement.

Section 3.4.  No Liens. At the time the Collateral becomes subject to the lien and security interest created by this Agreement in favor of the Secured Party, such Grantor’s right, title and or interest in such Collateral shall be free and clear of any Lien (other than Liens permitted by Section 3.3 of the Term Note).

Section 3.5.  Perfected First Priority Security Interest.  This Agreement is effective to create in favor of Secured Party, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the Proceeds thereof, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Combined Note Documents (including the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Grantor and the execution and delivery, by each party thereto, and continuing effectiveness of the Securities Control Agreement, in each case in favor of the Secured Party for the benefit of itself and the Lenders, and such Liens constitute perfected Liens (with the priority such Liens are expressed to have herein) on the Collateral (to the extent such Liens are required to be perfected under the terms hereof), securing the Secured Obligations, in each case as and to the extent set forth herein.  Each Grantor represents and warrants that on the date hereof all financing statements, agreements, instruments and other documents, including the Securities Control Agreement, necessary to perfect the security interest granted by such Grantor to Secured Party in respect of the Collateral (to the extent the security interest therein can be perfected under Article 9 of the UCC by the filing of a Form UCC-1 financing statement and, in the case of the Specified Account, perfection by “control”) have been delivered to Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each applicable governmental, municipal or other office.  Each Grantor agrees that at its sole cost and expense, such Grantor will take all actions reasonably requested by the Secured Party in order to maintain the security interest created by this Agreement in the Collateral as a perfected First Priority security interest.

Section 3.6.  Other Financing Statement.  No Grantor has executed, filed or authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing any Grantor as debtor in any recording office, except such as have been filed in favor of Secured Party pursuant to this Agreement or as otherwise permitted under the other Loan Documents.  No financing statement or other instrument similar in effect covering all or any part of the Collateral or listing any Grantor as debtor is on file in any recording office, except such as have been filed in favor of Secured Party pursuant to this Agreement or as otherwise permitted under the other Loan Documents.

ARTICLE 4.  MISCELLANEOUS.

Section 4.1.  Amendment.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by Secured Party and the Grantors.

Section 4.2.  Notices.  Any notices or communications required in this Agreement or permitted to be given shall be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by facsimile or by registered or certified mail, postage prepaid, at the applicable address or facsimile number indicated on the signature pages hereto (or such other address as provided by the parties from time to time in accordance with this Section 4.2) and any such notice shall be deemed to have been given and received on the day it is personally delivered or delivered by courier or overnight delivery service or sent by facsimile or, if mailed, when actually received.

Section 4.3.  Successors and Assigns.

(a)                                 The rights and obligations of the Grantors and Secured Party under this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the Grantors and Secured Party, and their respective permitted successors and assigns.  Secured Party may not assign this Agreement and any or all of its rights hereunder, unless such assignment is to an Affiliate of Secured Party.

(b)                                 No Grantor may sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in or delegate (collectively “Transfer”) any of its rights or obligations under this Agreement unless Secured Party has granted its prior written consent (not to be unreasonably withheld, conditioned or delayed; provided, that the Company acknowledges that it would be reasonable for Secured Party to withhold consent to any proposed Transfer that could reasonably be expected to result in a reduction in the value of the Collateral, an impairment of the Collateral or Secured Party’s rights with respect thereto, or a reduction in the aggregate creditworthiness of the Grantors taken as a whole) and any such purported Transfer by a Grantor without obtaining such prior written consent shall be null and void ab initio.

Section 4.4.  Attorneys’ and Collection Fees.  Each party will bear its own fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 4.5.  Governing Law.  THIS AGREEMENT AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 4.6.  No Waiver by Secured Party.  No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Grantors and Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 4.7.  Severability.        If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 4.8.  Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes.  All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law.  The words “include, “includes” and “including will be deemed to be followed by “without limitation.”  The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise.  References to a Person are also to its permitted successors and assigns.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise.  When a reference in this Agreement is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 4.9.  Termination and Release.  Notwithstanding anything to the contrary here, upon (i) the expiration or termination of all lending commitments under the Revolving Note, the payment in full of the principal outstanding under, and interest on, each Note and the payment in full of all fees, expenses and other amounts payable under any Combined Note Document (other than contingent indemnification obligations for which no claim has been made), all, or (ii) with respect to any individual Grantor upon the release of such Grantor from its obligations under this Security Agreement in connection with any transaction not prohibited by the terms of the Combined Note Documents, such Grantor’s, Collateral shall, in each case, be automatically released from the Liens created hereby and, solely upon the occurrence of the event described in clause (i), this Agreement shall terminate, all without delivery of any instrument or performance of any act by any party, and all right, title and interest to such Collateral shall revert to the applicable Grantor.  Upon the occurrence of either of the circumstances in the foregoing sentence, or in connection with a sale, disposition, conveyance, assignment or transfer of any Collateral in accordance with the Combined Note Documents, the applicable Collateral shall automatically be released from the Lien created by this Agreement and Secured Party agrees to execute and deliver, at the applicable Grantor’s sole cost and expense, any releases, control agreement termination notices, instruments of transfer or any other documentation reasonably requested by such Grantor in order to evidence the release of such Collateral, including, without limitation, the notice of termination required to effect the termination of the Securities Control Agreement.

Section 4.10.  Indemnity and Expenses.

(a)                                 Except as expressly provided in each of the Notes, each Grantor hereby agrees to indemnify and hold harmless Secured Party, in its capacity as agent hereunder, and its Affiliates (each such Person, an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor), other than such Indemnitee and its Affiliates, arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms (in each case, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles), whether brought by a third party or by such Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Notwithstanding the foregoing, in the event of a conflict between the indemnification provisions herein or in any other Combined Note Document and the Settlement Agreement, the provisions in the Settlement Agreement shall control.

(b)                                 To the fullest extent permitted by applicable law, each party hereby agrees not to assert, and hereby waives, any claim against each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Combined

Note Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any extension of credit thereunder or the use of proceeds thereof.

(c)                                  Each Grantor agrees to pay or reimburse Secured Party for fees, costs and expenses incurred by it in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the Combined Note Documents to which such Grantor is a party, including the fees, costs and expenses of counsel to Secured Party.

(d)                                 All amounts due under this Section shall be payable promptly (but in any event within two Business Days) after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due under this Agreement or any Combined Note Document.

(e)                                  Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any Combined Note Document, the agreements and obligations of each Grantor contained in this Section shall survive termination of this Agreement and the Combined Loan Documents and payment in full of the Secured Obligations and all other amounts payable under this Agreement.

Section 4.11.  Collateral Agency.  Each Lender hereby appoints the Secured Party as its collateral agent and directs the Secured Party to enter into this Security Agreement, as such Lender’s agent, and to perform the Secured Party’s obligations set forth in this Agreement as the Secured Party deems fit in its sole discretion or as jointly directed by the Lenders in writing.

Section 4.12.  Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[Signature Page Follows]

EXECUTED as of the date first written above.

GRANTORS

JAMEX MARKETING, LLC

By:	/s/ James Ballengee
	Name:	James Ballengee
	Title:	Manager

Address:
3838 Oak Lawn Avenue
Suite 1150
Dallas, Texas 75219
Attn: General Counsel
Email: legal@jamexmarketing.com

JAMEX, LLC

By:	/s/ James Ballengee
	Name:	James Ballengee
	Title:	Manager

Address:
3838 Oak Lawn Avenue
Suite 1150
Dallas, Texas 75219
Attn: General Counsel
Email: legal@jamexmarketing.com

JAMEX UNITHOLDER, LLC

By:	/s/ James Ballengee
	Name:	James Ballengee
	Title:	Manager

Address:
3838 Oak Lawn Avenue
Suite 1150
Dallas, Texas 75219
Attn: General Counsel\
Email: legal@jamexmarketing.com

Signature Page to Security Agreement

JAMEX TRANSFER HOLDINGS, LLC

By:	/s/ James Ballengee
	Name:	James Ballengee
	Title:	Manager

Address:
3838 Oak Lawn Avenue
Suite 1150
Dallas, Texas 75219
Attn: General Counsel
Email: legal@jamexmarketing.com

JAMEX TRANSFER SERVICES, LLC
By:	Jamex Transfer Holdings, LLC, its sole member

By:	/s/ James Ballengee
	Name:	James Ballengee
	Title:	Manager

Address:
3838 Oak Lawn Avenue
Suite 1150
Dallas, Texas 75219
Attn: General Counsel
Email: legal@jamexmarketing.com

JAMEX ADMINISTRATIVE SERVICES, LLC

By:	/s/ James Ballengee
	Name:	James Ballengee
	Title:	Manager

Address:
3838 Oak Lawn Avenue
Suite 1150
Dallas, Texas 75219
Attn: General Counsel
Email: legal@jamexmarketing.com

Signature Page to Security Agreement

COLLATERAL AGENT

FERRELLGAS, L.P.
By:	Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
	Name:	Alan C. Heitmann
	Title:	Executive Vice President and Chief Financial Officer

Address:
7500 College Blvd., Suite 1000
Overland Park, KS 66210
Attn: Chief Financial Officer
Facsimile: (816) 792-7449

Signature Page to Security Agreement

LENDERS

FERRELLGAS, L.P.
By:	Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
	Name:	Alan C. Heitmann
	Title:	Executive Vice President and Chief Financial Officer

Address:
7500 College Blvd., Suite 1000
Overland Park, KS 66210
Attn: Chief Financial Officer
Facsimile: (816) 792-7449

BRIDGER LOGISTICS, LLC
By:	Ferrellgas, L.P., its sole manager and sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
	Name:	Alan C. Heitmann
	Title:	Executive Vice President and Chief Financial Officer

Address:
7500 College Blvd., Suite 1000
Overland Park, KS 66210
Attn: Chief Financial Officer
Facsimile: (816) 792-7449

Signature Page to Security Agreement